UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 1, 2006

                    SALOMON SMITH BARNEY FAIRFIELD FUTURES FUND L.P
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   New York                0-50736              04-3621353
--------------       ------------------     ------------------
(State or other        (Commission File         (IRS Employer
jurisdiction of           Number)            Identification No.)
incorporation)


                        c/o Citigroup Managed Futures LLC
                        731 Lexington Avenue - 25th Floor
                               New York, NY 10022
              (Address and Zip Code of principal executive offices)


       Registrant's telephone number, including area code: (212) 559-2011
                                                           --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

     Effective as of January 1, 2006, the Fund's monthly asset based fees will be calculated at a rate of 1/12 of the applicable annual fee rate, rather than by a ratio of days in a month over days in the year. This change in calculation method may result in differences in the amount of fees paid in a give month, but the general partner expects that such variances will be minor over the course of a year.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



       SALOMON SMITH BARNEY FAIRFIELD FUTURES FUND L.P

       By: Citigroup Managed Futures LLC, General Partner



       By /s/ David J. Vogel
              ----------------------
              David J. Vogel
              President and Director


       By /s/ Daniel R. McAuliffe, Jr.
              -----------------------
              Daniel R. McAuliffe, Jr.
              Chief Financial Officer and Director


Date: January 5, 2006

January 5, 2006

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:      SALOMON SMITH BARNEY FAIRFIELD FUTURES FUND L.P
         Current Report on Form 8-K

Ladies and Gentlemen:

     On behalf of Salomon Salomon Smith Barney Fairfield Futures Fund L.P. and pursuant to Rule 13a-11 promulgated by the Securities and Exchange Commission (the "Commission"), we transmit herewith for filing with the Commission via EDGAR a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Should members of the Commission's staff have any questions or comments with respect to this filing, please contact the undersigned at (212) 559-5046.

Very truly yours,

/s/ Jennifer Magro

Jennifer Magro